Exhibit 10.6

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 17, 2012, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”), as administrative and collateral agent (in such capacity, together with its successors and permitted assigns, the “Agent”) for the Agent and the Lenders (as defined in the Loan Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan and Security Agreement, dated as of December 17, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Amedica Corporation (“Borrower”), US Spine, Inc. (“Guarantor”), the other loan parties party thereto from time to time, the Lenders from time to time party thereto and GE Capital, as Agent for the Lenders, the Lenders have severally agreed to make Revolving Loans and a Term Loan (collectively, “Loans”) to Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, Guarantor has agreed, pursuant to a Guaranty of even date herewith (the “Guaranty Agreement”) in favor of Agent, to guarantee the Guaranteed Obligations (as defined in the Guaranty Agreement); and

WHEREAS, all of the Grantors are party to the Loan Agreement pursuant to which the Grantors are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Agent to enter into the Loan Agreement and to induce the Lenders to make the Loans to Borrower thereunder, each Grantor hereby agrees with the Agent as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Loan Agreement.

Section 2. Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby mortgages, pledges and hypothecates to the Agent for the benefit of Lenders, and grants to the Agent for the benefit of Lenders a Lien on and security interest in, all of its right, title and interest in, to and under the following property of such Grantor (the “Collateral”):

(a) all Intellectual Property including, without limitation, those referred to on Schedule I hereto;

(b) all licenses providing for the grant by or to such Grantor of any right under any Intellectual Property, including, without limitation, those referred to on Schedule I hereto;

(c) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals, reversions and extensions of the foregoing;

(d) all goodwill of the Grantor connected with the use of, and symbolized by, such Intellectual Property; and

(e) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

Section 3. Loan Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Agent pursuant to the Loan Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Agent with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their Intellectual Property subject to a security interest hereunder.

Section 5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 6. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

AMEDICA CORPORATION, as Grantor

By:	/s/ Eric Olson
Name:	Eric Olson
Title:	CEO

US SPINE, INC., as Grantor

By:	/s/ Eric Olson
Name:	Eric Olson
Title:	CEO

[SIGNATURE PAGE TO INTELLECTUAL PROPERTY SECURITY AGREEMENT]

ACKNOWLEDGMENT OF GRANTOR

State of Utah                                         )

                                                              )             ss.

County of Salt Lake                           )

On this 14 day of December     , 2012 before me personally appeared Eric Olson, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Amedica Corporation, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Hillary Lyons
Notary Public
State of Utah ) ) ss. County of Salt Lake )

On this 14 day of December     , 2012 before me personally appeared Eric Olson, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of US Spine, Inc., who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Hillary Lyons
Notary Public

[SIGNATURE PAGE TO INTELLECTUAL PROPERTY SECURITY AGREEMENT]

ACCEPTED AND AGREED

as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent

By:	/s/ Peter Gibson
Name:	Peter Gibson
Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO INTELLECTUAL PROPERTY SECURITY AGREEMENT]